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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


          We consent to the reference to our firm under the caption "Experts" in Amendment No. 5 to the registration statement Form S-3 and related prospectus of ACT Teleconferencing, Inc. for the registration of 132,482 shares of its common stock and to the incorporation by reference therein of our report dated February 16, 1999, with respect to the consolidated financial statements and schedules of ACT Teleconferencing, Inc. included in its annual report Form 10-KSB/A for the year ended December 31, 1998, filed with the Securities and Exchange
Commission.

                                                     ERNST & YOUNG LLP


Denver, Colorado
August 19, 1999